UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Under § 240.14a-12

PEOPLESOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following advertisement appeared in the February 3, 2004 edition of The Wall Street Journal.

What is at risk for these American businesses, universities and governments?

Nothing that can't be passed along in higher consumer prices, higher college tuition and higher taxes.

These are just 1,000 of more than 12,000 PeopleSoft customers worldwide.

PeopleSoft®

The Board of Directors of PeopleSoft will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft will be filing a proxy statement on Schedule 14A with the SEC in connection with this solicitation of proxies for the 2004 Annual Meeting. Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will mail the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. PeopleSoft has engaged Georgeson Shareholder Communications Inc. to assist it in soliciting proxies from its stockholders. PeopleSoft has agreed to pay customary compensation to Georgeson for such services and to indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, may also solicit proxies, although no additional consideration will be paid in connection with any such solicitation. In addition, directors, officers and employees of PeopleSoft may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 and amendments thereto regarding Oracle’s tender offer that contain information regarding members of the Board of Director’s and members of management’s potential interests in the tender offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of April 1, 2003 is contained in PeopleSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, dated as of April 28, 2003. PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2004 Proxy Statement (when filed), the 2003 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Permission to use quotations neither sought nor obtained.	© 2004 PeopleSoft, Inc. PeopleSoft is a registered trademark of PeopleSoft, Inc.